UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 11, 2006



                                 NCT Group, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                   0-18267                 59-2501025
-----------------------------   -----------------   ----------------------------
(State or other jurisdiction       (Commission             (IRS Employer
     of incorporation)             File Number)          Identification No.)


     20 Ketchum Street, Westport, CT                            06880
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number including area code:           (203) 226-4447
                                                          ----------------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.     Unregistered Sales of Equity Securities.

On January 11, 2006, NCT Group, Inc. ("NCT") issued Carole Salkind an 8% convertible note in the principal amount of $375,000 for which Ms. Salkind paid NCT $300,000 in cash. The note is due upon demand, but in no event later than six months from the date of issuance. On January 12, 2006, NCT issued Carole Salkind an 8% convertible note in the principal amount of $31,637,249.49 to cure NCT's default under notes dated June 24, 2005 and July 8, 2005. The principal amount of this note represents the aggregate principal rolled over ($27,705,266.96), default penalty (10% of the principal in default) and accrued interest. The note matures six months from the date of issuance. The notes are secured by substantially all of the assets of NCT. The notes bear interest at the stated rate until the due date of the notes, or until demand is made for repayment of the $375,000 note, and bear interest at a default rate equal to the stated rate of interest plus 5% on any amount of principal or interest that is not paid when due or upon demand. Interest is payable upon maturity of the notes or upon demand for repayment of the $375,000 note. At the election of Ms. Salkind, the $375,000 note may be converted into shares of NCT common stock at a conversion price per share equal to the greater of (i) $0.0034 or (ii) the par value of NCT common stock on the date of conversion. At the election of Ms. Salkind, the $31,637,249.49 note may be converted into shares of NCT common stock at a conversion price per share equal to the greater of (i) $0.0037 or
(ii) the par value of NCT common stock on the date of conversion. At the election of Ms. Salkind, the notes may be exchanged for shares of common stock of any subsidiary of NCT (except Pro Tech Communications, Inc.) that makes a public offering of its common stock (at the public offering price). The notes contain events of default, any one of which (if not cured) triggers a default penalty of 10% of the then outstanding principal. If triggered, the default penalty, along with the outstanding principal and accrued interest, becomes immediately due and payable. Events of default include the failure to pay principal and interest when due and the failure to issue shares of common stock upon exercise of conversion rights.

In conjunction with the issuance of the $375,000 note, NCT issued Ms. Salkind a five-year warrant to acquire 20,000,000 shares of NCT common stock at an exercise price per share equal to the greater of (i) $0.0034 or (ii) the par value of NCT common stock on the date of exercise. In conjunction with the issuance of the $31,637,249.49 note, NCT issued Ms. Salkind a five-year warrant to acquire 521,000,000 shares of NCT common stock at an exercise price per share equal to the greater of (i) $0.0037 or (ii) the par value of NCT common stock on the date of exercise.

The issuance of the notes and warrants was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.


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


Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits

10.1(a) Form of Secured Convertible Note (demand) issued by NCT Group, Inc. to Carole Salkind (incorporated by reference to Exhibit No. 10.1(a) to Form 8-K filed by NCT Group, Inc. on December 29,
               2005).

10.1(b) Schedule of Secured Convertible Note (demand) issued by NCT Group, Inc. to Carole Salkind on January 11, 2006.

10.2(a)        Form of Secured  Convertible Note (refinancings after October 31,
               2005) issued by NCT Group, Inc. to Carole Salkind (incorporated by reference to Exhibit No. 10.2(a) to Form 8-K filed by NCT Group, Inc. on December 12, 2005).

10.2(b) Schedule of Secured Convertible Note (refinancings after October 31, 2005) issued by NCT Group, Inc. to Carole Salkind on January 12, 2006.

10.3(a) Form of Warrant (new financings after October 31, 2005) issued by NCT Group, Inc. to Carole Salkind (incorporated by reference to Exhibit No. 10.3(a) to Form 8-K filed by NCT Group, Inc. on December 12, 2005).

10.3(b) Schedule of Warrant (new financings after October 31, 2005) issued by NCT Group, Inc. to Carole Salkind on January 11, 2006.

10.4(a) Form of Warrant (refinancings after October 31, 2005) issued by NCT Group, Inc. to Carole Salkind (incorporated by reference to Exhibit No. 10.4(a) to Form 8-K filed by NCT Group, Inc. on December 12, 2005).

10.4(b) Schedule of Warrant (refinancings after October 31, 2005) issued by NCT Group, Inc. to Carole Salkind on January 12, 2006.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NCT GROUP, INC.


                                                  By:  /s/  Cy E. Hammond
                                                       -------------------------
                                                       Cy E. Hammond
                                                       Senior Vice President and
                                                       Chief Financial Officer


Date:  January 18, 2006


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